ARTICLES OF INCORPORATION
                                       OF
                              KIMBERLY MINES, INC.

     The undersigned incorporator being a natural person more than eighteen (18) years of age acting as the sole incorporator of the above-named corporation (the "Corporation") hereby adopts the following articles of incorporation for the
Corporation:

                                    ARTICLE I

                                      NAME

     The name of the Corporation shall be: KIMBERLY MINES, INC.

                                   ARTICLE II

                               PERIOD OF DURATION

     The Corporation shall continue in existence perpetually unless sooner dissolved according to law.

                                   ARTICLE III

                               PURPOSES AND POWERS

     The purposes for which the Corporation is organized are:

     (a) To acquire by purchase or otherwise, own, hold, lease, rent, mortgage or otherwise, to trade with and deal in real estate, lands and interests in lands and all other property of every kind and nature;

     (b) To locate, patent, purchase, lease, exchange, trade for, or otherwise acquire, and to hold, own, use, operate, work, extend, improve, and develop, and to sell, exchange, assign, transfer, mortgage, grant security interests in, lease, or otherwise dispose of, in whole or in part, and wherever situated, mines, mining rights, and claims, metalliferous lands, quarries, quarry rights, water, water rights, ditches, reservoirs, oil and gas properties and interests therein, and any rights, rights of way, easements, privileges, permits, or franchises suitable or convenience for any of the purposes of the business, and to deal in the same in every way; to quarry, mine, drill, excavate, produce, purchase, lease, prospect for, claim, and otherwise acquire, and to process, refine, and develop, and to sell, exchange, trade, deal in and with, and otherwise dispose of asbestos, sulphur, silica, felspar, uranium, vanadium, rare earth, mica, copper, coal, lead, silver, gold, gas, oil, oil shale, and other minerals, ores, and properties of every kind and nature, and of earth, rock, sand, shale, and other substances containing mineral and ore deposits; and to manufacture, produce, purchase, lease, or otherwise acquire, and to use, operate, improve, repair, replace, and develop, and to sell, trade,

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exchange,  lease,  and otherwise  dispose of any and all  materials,  machinery, facilities, appliances, products, equipment, or supplies proper or adapted to be used in or in connection with or incidental to the prospecting, development, production, processing, preparation, shipment, and delivery of any of the foregoing minerals and ores and any by-products therefrom; and to do any and all things incidental thereto, or necessary, expedient, or proper to be done in connection with the matters and things set out herein.

     (c) To manufacture, use, work, sell and deal in compounds, chemicals, biologicals, pharmaceuticals, electronics, dry goods, food stuffs, and products of all types, including the privileges or rights, owned or hereafter acquired by it for manufacturing, using and vending any machine or machines for manufacturing, working or producing any or all products, and marketing or distributing any or all products;

     (d) To borrow money and to execute notes and obligations and security contracts therefore, to lend any of the monies or funds of the Corporation and to take evidence of indebtedness therefore; and to negotiate loans; to carry on a general mercantile and merchandise business and to purchase, sell and deal in such goods, supplies, and merchandise of every kind and nature;

     (e) To engage in the export or import business of any goods, supplies, and merchandise of every kind and nature between the United States and its territories and possessions and any and all foreign countries or between foreign countries, as principal or agent;

     (f) To do all and everything necessary, suitable, convenient, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated or incidental to the powers therein named or which shall at any time appear conducive or expedient for the protection or benefit of the Corporation, with all the powers hereafter conferred by the laws under which this Corporation is organized; and

     (g) To conduct any lawful business for which a corporation may be organized under the laws of Nevada.

                                   ARTICLE IV

                                AUTHORIZED SHARES

     The Corporation is authorized to issue a total of 50,000,000 shares consisting of common stock having a par value of $0.001 per share. The board of directors of the Corporation shall have authority to authorize the issuance, from time to time without any vote or other action by the stockholders, of any or all shares of the Corporation of any class at any time authorized, and any securities convertible into or exchangeable for such shares, in each case to such persons and for such consideration and on such terms as the board of directors from time to time in its discretion lawfully may determine; provided, however, that the consideration for the issuance of shares of stock of the Corporation having par value shall not be less than such par value. Shares so issued, for which the full consideration determined by the board of directors has been paid to the Corporation, shall be fully paid stock, and the holders of such stock shall not be liable for any further call or assessment thereon.

     No holder of shares of any class of the Corporation or of any security of obligation convertible into, or of any warrant, option, or right to purchase, subscribe for, or otherwise

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acquire,  shares  of any  class of the  Corporation,  whether  now or  hereafter authorized, shall, as such holder, have any preemptive right whatsoever to purchase, subscribe for, or otherwise acquire shares of any class of the Corporation, whether now or hereafter authorized

     Anything herein contained to the contrary notwithstanding, any and all right, title, interest and claim in and to any dividends declared or other distributions made by the Corporation, whether in cash, stock, or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends or other distributions in the possession of the Corporation, its transfer agents, or other agents or depositories, shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any person whatsoever.

                                    ARTICLE V

                             LIMITATION ON LIABILITY

     A director or officer of the Corporation shall have no personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of section 78.300 of the Nevada Revised Statutes as it may from time to time be amended or any successor provision thereto.

                                   ARTICLE VI

                       PRINCIPAL OFFICE AND RESIDENT AGENT

     The address of the Corporation's principal office in the state of Nevada is One East First Street, town of Reno, county of Washoe, state of Nevada. The name of its initial resident agent in the State of Nevada is The Corporation Trust Company of Nevada. Either the registered office of the resident agent may be changed in the manner provided by law.

                                   ARTICLE VII

                                   AMENDMENTS

     The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in these articles of incorporation from time to time in accordance with the laws of the state of Nevada, and all rights conferred on stockholders herein arc granted subject to this reservation.

                                  ARTICLE VIII

                            ADOPTION AND AMENDMENT OF
                                     BYLAWS

     The initial bylaws of the Corporation shall be adopted by the board of directors. The power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the boars of directors, but the stockholders of the Corporation may also alter, amend, or repeal the bylaws or adopt new

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bylaws.  The bylaws may contain any  provisions for the regulation or management of the affairs of the Corporation not inconsistent with the laws of the state of Nevada now or hereafter existing.

                                   ARTICLE IX

                                    DIRECTORS

     The governing board of the Corporation shall be known as the board of directors. The number of directors comprising the board of directors shall be fixed and may be increased or decreased from time to time in the manner provided in the bylaws of the Corporation, except that at no time shall there be less than three nor more than nine directors. The original board of directors shall consist of three persons. The name and address of each person who is to serve as a director until the first annual meeting of stockholders and until his or her successor is elected and shall qualify is as follows:

    Name                                Address
    ----                                -------

    Janet N. Davison                    48 West 300 South
                                        #706 North Tower
                                        Salt Lake City, Utah  84101

    Eloise M. Fehr                      2127 St. Mary's Drive
                                        Salt Lake City, Utah  84108

    George D. Fehr                      10 Exchange Place, Suite 610
                                        Salt Lake City, Utah  84111

                                    ARTICLE X

                                  INCORPORATOR

     The name and mailing address of the sole incorporator signing these articles of incorporation is as follows:

    Name                                Address
    ----                                -------

    Janet N. Davison                    48 West 300 South
                                        #706 North Tower
                                        Salt Lake City, Utah 84101

     The undersigned, being the sole incorporator of the Corporation herein before named, hereby makes and files these articles of incorporation declaring that the facts herein are true.

    DATED this ____ day of _______, 1989.


                                        ----------------------------------------
                                        Janet N. Davison

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